Profire Energy Reports Financial Results for Third Quarter Fiscal Year 2021
Company Reports Sequential Improvement in Revenue and Gross Margin

LINDON, Utah November 3, 2021 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its third quarter fiscal 2021 ending September 30, 2021. A conference call will be held on Thursday, November 4, 2021 at 1:00 p.m. ET to discuss the results.

Third Quarter Summary
•Revenue increased 15% sequentially and 74% year-over-year to $6.9 million
•Realized gross profit of $3.1 million
•Gross margin increased 90 basis points sequentially to 44.9% of total revenues
•Net income improvement of approximately $1 million year-over-year to $92,000 or nil per diluted share
•EBITDA1 improvement of approximately $1 million year-over-year to ($1,473)
•Cash and liquid investments of $18.5 million while remaining debt-free
“Our third quarter results reflect the continued return of economic activity across global markets, resulting in higher oil and gas prices compared to the prior year quarter. Our sequential and year-over-year revenue growth reflects increased product sales and resumption of service orders from customers that have been largely deferring capital during the pandemic. As previously suggested SG&A spending increased on a year-over-year basis, reflecting the rehiring of staff and continued investment in the company, but remains significantly below pre-pandemic levels. Additionally, I am pleased that we have been able to generate operating cash flow in the first nine months of this year while maintaining our pristine balance sheet, which remains debt free with $18.5 million in cash and liquid investments,” said Ryan Oviatt, Co-CEO and CFO of Profire Energy.
Third Quarter 2021 Financial Results

Total revenues for the period of $6.9 million, compared to $6.0 million in the second quarter of 2021 and $4.0 million in the prior-year quarter. The sequential and year-over-year increase reflects increased customer demand for product sales and services due to an increase in oil and gas prices.

Gross profit was $3.1 million, compared to $2.7 million in the prior quarter and $1.5 million in the prior-year quarter. Gross margin was 44.9% of revenues, compared to 44.0% of revenues in the prior quarter
1 See “About Non-GAAP Financial Measures” below.

and 38.0% of revenues in the third quarter of 2020. The sequential and year-over-year increases were driven by higher revenues which provided greater coverage of fixed costs.

Total operating expenses were $3.4 million, compared to $3.3 million in the second quarter of 2021 and $2.8 million in the year-ago quarter. The sequential increase reflects the unwinding of COVID related cost reductions implemented in 2020 and operating cost inflation seen throughout 2021.

Compared with the same quarter last year, operating expenses for G&A increased 33%, R&D decreased 33% and depreciation decreased by 1%.

Net income for the third quarter was $92,246 or nil per diluted share, compared to a net loss of ($397,166) or ($0.01) per share in the second quarter of 2021 and a net loss of ($1,057,748) or ($0.02) per share in the same quarter last year.

Cash and liquid investments totaled $18.5 million at September 30, 2021, compared to $17.6 million at the end of 2020, and the Company continues to operate debt-free.

“We are encouraged by the results of the third quarter. We continue to believe that demand for our products in both our core business and new industries and markets will continue to trend positively. Additionally, the traditional inventory levels that we strategically hold will enable us to continue our first in class reputation of delivering for our customers as industry continues to navigate global supply chain challenges,” stated Cameron Tidball, Co-CEO of Profire Energy. “We remain highly focused on the recovery of our core business as well as other opportunities and ongoing expansion in midstream, downstream, and outside of oil and gas to create long-term value for our shareholders.”

Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.
Date: Thursday, November 4, 2021
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link:
https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47150/indexl.html.
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through November 18, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 13724425

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of Company resources to make beneficial investments. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include the ongoing effects of the COVID 19 pandemic and certain other economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2021	December 31, 2020
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,129,416	$9,148,312
Short-term investments	1,420,884	2,388,601
Accounts receivable, net	4,632,245	3,719,508
Inventories, net (note 3)	7,472,750	8,414,772
Prepaid expenses and other current assets (note 4)	1,184,717	1,678,428
Income tax receivable	1,092,282	486,154
Total Current Assets	24,932,294	25,835,775
LONG-TERM ASSETS
Net deferred tax asset	—	—
Long-term investments	7,939,582	6,064,294
Financing right-of-use asset	19,798	50,094
Property and equipment, net	11,401,978	12,021,811
Intangible assets, net	1,604,821	1,771,870
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	23,545,560	22,487,450
TOTAL ASSETS	$48,477,854	$48,323,225

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,495,216	$1,178,979
Accrued liabilities (note 5)	1,422,372	1,196,870
Current financing lease liability (note 6)	20,927	39,451
Total Current Liabilities	2,938,515	2,415,300
LONG-TERM LIABILITIES
Net deferred income tax liability	572,721	522,870
Long-term financing lease liability (note 6)	—	12,669
TOTAL LIABILITIES	3,511,236	2,950,839

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,654,386 issued and 48,242,008 outstanding at September 30, 2021, and 51,384,961 issued and 47,972,583 outstanding at December 31, 2020	51,654	51,385
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	30,727,928	30,293,472
Accumulated other comprehensive loss	(2,082,997)	(2,148,924)
Retained earnings	21,623,052	22,529,472
TOTAL STOCKHOLDERS' EQUITY	44,966,618	45,372,386
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,477,854	$48,323,225

    These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES (note 8)
Sales of goods, net	$6,296,736	$3,517,280	$16,328,810	$14,377,377
Sales of services, net	646,462	482,826	1,741,020	1,429,350
Total Revenues	6,943,198	4,000,106	18,069,830	15,806,727

COST OF SALES
Cost of goods sold-product	3,217,655	2,141,888	8,666,168	7,919,959
Cost of goods sold-services	606,075	337,795	1,451,775	1,114,804
Total Cost of Goods Sold	3,823,730	2,479,683	10,117,943	9,034,763

GROSS PROFIT	3,119,468	1,520,423	7,951,887	6,771,964

OPERATING EXPENSES
General and administrative	2,980,945	2,247,614	8,319,353	8,273,925
Research and development	290,657	433,800	848,993	1,073,074
Depreciation and amortization	166,155	168,507	500,492	496,976
Total Operating Expenses	3,437,757	2,849,921	9,668,838	9,843,975

LOSS FROM OPERATIONS	(318,289)	(1,329,498)	(1,716,951)	(3,072,011)

OTHER INCOME (EXPENSE)
Gain on sale of property and equipment	31,685	36,483	144,078	193,938
Other income (expense)	(2,984)	(48,349)	1,755	(49,667)
Interest income	33,067	103,364	82,698	255,289
Total Other Income	61,768	91,498	228,531	399,560

LOSS BEFORE INCOME TAXES	(256,521)	(1,238,000)	(1,488,420)	(2,672,451)

INCOME TAX BENEFIT	348,767	180,252	582,000	440,936

NET INCOME (LOSS)	$92,246	$(1,057,748)	$(906,420)	$(2,231,515)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(263,908)	$233,170	$39,183	$(336,986)
Unrealized gains (losses) on investments	(20,811)	(36,840)	26,744	(121,319)
Total Other Comprehensive Income (Loss)	(284,719)	196,330	65,927	(458,305)

TOTAL COMPREHENSIVE LOSS	$(192,473)	$(861,418)	$(840,493)	$(2,689,820)

BASIC EARNINGS (LOSS) PER SHARE	$—	$(0.02)	$(0.02)	$(0.05)
FULLY DILUTED EARNINGS (LOSS) PER SHARE	$—	$(0.02)	$(0.02)	$(0.05)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,239,236	47,933,318	48,095,404	47,717,114
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,328,808	47,933,318	48,095,404	47,717,114

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(906,420)	$(2,231,515)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	971,712	860,028
Gain on sale of fixed assets	(144,078)	(193,938)
Bad debt expense	2,622	182,179
Stock awards issued for services	474,881	351,943
Changes in operating assets and liabilities:
Accounts receivable	(904,325)	3,404,439
Income taxes receivable/payable	(606,128)	(404,304)
Inventories	946,865	714,245
Prepaid expenses and other current assets	532,519	43,099
Deferred tax asset/liability	49,851	44,840
Accounts payable and accrued liabilities	540,322	(2,648,339)
Net Cash Provided by Operating Activities	957,821	122,677

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	101,169	16,313
Sale (purchase) of investments	(881,588)	1,814,070
Purchase of property and equipment	(138,562)	(1,146,400)
Net Cash Provided by (Used in) Investing Activities	(918,981)	683,983

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(42,829)	(148,879)
Cash received in exercise of stock options	2,673	2,020
Principal paid towards lease liability	(31,911)	(45,965)
Net Cash Used in Financing Activities	(72,067)	(192,824)

Effect of exchange rate changes on cash	14,331	(53,147)

NET CHANGE IN CASH	(18,896)	560,689
CASH AT BEGINNING OF PERIOD	9,148,312	7,358,856
CASH AT END OF PERIOD	$9,129,416	$7,919,545

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,689	$4,946
Income taxes	$17,150	$402,510
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$—	$419,373
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. We also use this measure as a metric in our incentive compensation plans. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

For the three Months Ended September 30,	2021	2020
EBITDA Calculation
Net Income	$ 92,246	$ (1,057,748)
Add back net income tax expense	$ (348,767)	$ (180,252)
Add back net interest expense	$ (33,067)	$ (103,364)
Add back depreciation and amortization	$ 288,115	$ 293,237
EBITDA calculated	$ (1,473)	$ (1,048,127)